IRONBRIDGE FUNDS, INC.
POWER OF ATTORNEY

Each of the undersigned constitutes and appoints John G. Davis, Walter H. Clark and Arthur Don, and each of them individually, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any pre- or post-effective amendments to the registration statements under the Registration No. 333-165633 under the Securities Act of 1933, whether on Form N-1A or any successor form thereof, and/or under Registration No. 811-22397 under the Investment Company Act of 1940, whether on Form N-1A or any successor form thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and all appropriate state or federal regulatory authorities.  The undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 16th day of November, 2017.

/s/ Walter H. Clark	/s/ John G. Davis
Walter H. Clark	John G. Davis
Director, President and Chief Executive Officer	Chief Compliance Officer

/s/ James W. Haugh	/s/ Maher Harb
James W. Haugh	Maher Harb
Director	Chief Financial Officer, Treasurer and Secretary

/s/ Margaret M. Eisen	/s/ Frank A. Passantino
Margaret M. Eisen	Frank A. Passantino
Director	First Vice President, Assistant Secretary and
Anti-Money Laundering Compliance Officer

/s/ James M. Snyder	/s/ Krista Rivers
James M. Snyder	Krista Rivers
Director	Senior Vice President